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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related prospectus of Certegy Inc. for the registration of $200,000,000 4.75% Notes Due 2008 and to the incorporation by reference therein of our report dated January 24, 2003, with respect to the consolidated financial statements of Certegy Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, as amended by Amendment No. 1 on Form 10-K/A, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Atlanta, Georgia
September 22, 2003